Exhibit 23.1

[Logo of PricewaterhouseCoopers appears here]

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-4 (No. 333-110029) of our reports dated March 19, 2004 relating to the financial statements and financial statement schedule of Broder Bros., Co., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” and “Selected Historical Financial Data of Broder” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Bloomfield Hills, MI

March 25, 2004